UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
I-FLOW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 206-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 28, 2007, the Amended and Restated Loan and Security Agreement dated May 8, 2003 (the “Agreement”) by and between I-Flow Corporation (the “Company”) and Silicon Valley Bank (“SVB”), which was renewed by an amendment to the Agreement dated as of April 29, 2006, expired by its terms. On July 16, 2007, the Company entered into an Amendment to Loan Agreement with SVB effective as of July 16, 2007 (the “Amendment”), which extended the term of the Agreement to July 14, 2008. Pursuant to the terms of the Amendment, SVB has agreed to continue providing the Company with a $10 million revolving credit facility. The line of credit facility bears interest at either SVB’s prime rate or LIBOR plus 2.75%, at the Company’s option. The Amendment also contains covenants with which the Company must comply, including covenants that pertain to the ratio of certain assets and liabilities of the Company and to the amount of adjusted net losses.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Loan Agreement between Silicon Valley Bank and I-Flow Corporation, dated as of July 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-FLOW CORPORATION
Date: July 19, 2007	By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Loan Agreement between Silicon Valley Bank and I-Flow Corporation, dated as of July 16, 2007.